SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 30, 2017
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A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2464169
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2121 Rosecrans Ave., Suite 6300 El Segundo, CA (Address of principal executive offices)	90245 (Zip code)

Registrant’s telephone number, including area code:  (310) 587-1477
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Effective May 30, 2017, the Company entered into a Fifth Amendment to Uncommitted Credit Facility with Cooperatieve Rabobank U.A., New York Branch, as Administrative Agent, among others, pursuant to which the maturity date of the Company’s $225 million Trading Credit Facility has been extended to August 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2017

A-MARK PRECIOUS METALS, INC.

By:    /s/ Carol Meltzer
Name:  Carol Meltzer
Title:    General Counsel and Secretary